Exhibit 99.1

Contact: Jerald L. Shaw, President and Chief Executive Officer Terri L. Degner, EVP and Chief Financial Officer Anchor Bancorp (360) 491-2250

ANCHOR BANCORP
ANNOUNCES APPOINTMENT OF NEW DIRECTOR

Lacey, WA (September 1, 2016) - Anchor Bancorp (NASDAQ - ANCB) (“Company” or “Anchor”) announced today that it and Anchor Bank (“Bank”), its financial institution subsidiary, have entered into an agreement with the Stilwell Group, and certain affiliates, pursuant to which the Company and the Bank will appoint Mr. Gordon Stephenson as a director to their respective Boards of Directors.   Under the terms of the agreement, Mr. Stephenson will be appointed to the Strategic Planning Committee of the Company’s Board of Directors.

Gordon Stephenson is the co-founder and CEO of Real Property Associates, a 25 year old full service real estate brokerage and property management company based in Seattle, Washington.  He is an original and current member of Zillow Group’s Board of Directors (NASDAQ - Z), and an advisor to several early stage companies, including Realty Mogul and Democracy Live.  Gordon is a past board member of Seattle’s Union Gospel Mission.  He holds an AB in Economics from Stanford University.

Bob Ruecker, Chairman of the Board of the Company, stated: "We welcome Mr. Stephenson to the Boards of Directors and are pleased to have a director with his knowledge and breadth of experience join the Boards of the Company and the Bank and look forward to working with him to build shareholder value."

Regarding his appointment, Mr. Stephenson said, "I am pleased to join the Anchor Boards. I am looking forward to the opportunity to work with fellow board members and management to help the Company realize its business potential."

In consideration of Mr. Stephenson’s appointment, the Stilwell Group has agreed not to, among other things, acquire any additional shares of the Company, or right to vote or direct the voting of any additional shares; sell or transfer any shares of the Company owned by the Stilwell Group to any person who, after such acquisition, would own more than 5% of the Company’s outstanding common stock; propose or seek to effect a merger or sale of the Company; publicly suggest or announce its willingness to engage in the sale of the Company; initiate or encourage another person, who is, or has, contemplated the sale of the Company; solicit proxies in opposition to any recommendations or proposals of the Company’s Board of Directors; establish or join any group for the purpose of voting, acquiring, holding or disposing of the Company’s common stock; or initiate, propose, or otherwise solicit the Company’s shareholders for the approval of a shareholder proposal, including the election of a shareholder’s representative on the Company’s Board of Directors; oppose any proposal or director nomination submitted by the Board of Directors to the Company’s shareholders; vote for any nominee to the Company’s Board of Directors other than those nominated or supported by the Board of Directors; initiate litigation against the Company; or advise, assist or finance any person for the purpose of circumventing the terms of the agreement.  The Stilwell Group has also agreed not to disparage the Company, the Bank or any of their directors, officers or employees.  The agreement continues until March 1, 2017.

About the Company
Anchor Bancorp is headquartered in Lacey, Washington and is the parent company of Anchor Bank, a community-based savings bank primarily serving Western Washington through its 10 full-service banking offices (including one Wal-Mart in-store location) within Grays Harbor, Thurston, Lewis, Pierce and Mason counties, and one loan production office located in King county, Washington. The Company's common stock is traded on the NASDAQ Global Market under the symbol "ANCB" and is included in the Russell 2000 Index. For more information, visit the Company's web site www.anchornetbank.com.

Forward-Looking Statements:
Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential

Anchor Bancorp
September 1, 2016

future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: the exploration of strategic  alternatives and related transactions or actions, increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes;  and other factors described in the Company’s latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission-which are available on our website at www.anchornetbank.com and on the SEC’s website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements we make may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed or implied in any forward-looking statements made by or on our behalf and the Company's operating and stock price performance may be negatively affected. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These risks could cause our actual results for fiscal 2017 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us, and could negatively affect the Company’s operations and stock price performance.